CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 31, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A 33-30703) of General California Municipal Bond Fund, Inc.






                                    ERNST & YOUNG LLP


 New York, New York
 January 26, 2004